                                                              RULE NO. 424(b)(2)
                                                      REGISTRATION NO. 333-32909

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 1997)
                              U.S.$2,000,000,000

     LOGO             BANKERS TRUST NEW YORK CORPORATION

                      SENIOR MEDIUM-TERM NOTES, SERIES A
                   SUBORDINATED MEDIUM-TERM NOTES, SERIES A
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                               -----------------

  Bankers Trust New York Corporation (the "Corporation") may offer from time to time its Senior Medium-Term Notes, Series A (the "Senior Notes") and its Subordinated Medium-Term Notes, Series A (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"), having an aggregate initial offering price not to exceed U.S.$2,000,000,000 (or the equivalent thereof
                                                       (Continued on next page)

                               -----------------

  THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
      ANY   PRICING   SUPPLEMENT   HERETO   OR   THE   PROSPECTUS.   ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                            Agents' Commission or       Proceeds to
                                       Price to Public(1)        Discount(2)         Corporation(2)(3)
--------------------------------------------------------------------------------------------------------
Per Note...........................           100%               .125%-.750%          99.875%-99.250%
--------------------------------------------------------------------------------------------------------
                                                               U.S.$2,500,000-      U.S.$1,997,500,000-
Total..............................  U.S.$2,000,000,000(4)    U.S.$15,000,000(4)   U.S.$1,985,000,000(4)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Unless otherwise indicated in the applicable Pricing Supplement, each Note will be sold at 100% of its principal amount.
(2) The Corporation will pay Lehman Brothers Inc., BT Alex. Brown
    Incorporated, Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and Smith Barney Inc. or any other agent appointed by the Corporation (each an "Agent," and, collectively, the "Agents") a commission ranging from .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through such Agent, unless otherwise specified in the applicable Pricing Supplement. The commission on any Note with a Stated Maturity more than 30 years from date of issue will be negotiated at the time of sale. Any Agent, acting as principal, may also purchase Notes at a discount for its own account or for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Corporation has agreed to reimburse the Agents for certain expenses. The Corporation has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deducting offering expenses payable by the Corporation estimated at $1,267,000.
(4) Or the equivalent thereof in any foreign currencies or currency units.

                               -----------------

  The Notes are offered on a continuing basis by the Corporation through the Agents, which may include affiliates of the Corporation, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Corporation has reserved the right to sell Notes directly to investors on its own behalf, and on such sales no commissions will be paid. The Corporation may also sell Notes to any Agent, acting as principal, for its own account or for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at a fixed offering price or at varying prices related to prevailing market prices at the time of resale. The Corporation may also accept and solicit offers to purchase Notes through additional agents on substantially the same terms and conditions as would apply to sales through Agents. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Corporation reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Corporation or the Agent that solicits an offer to purchase may reject any such offer to purchase Notes in whole or in part. See "Supplemental Plan of Distribution" herein.

LEHMAN BROTHERS
      BT ALEX. BROWN
                 GOLDMAN, SACHS & CO.
                            MERRILL LYNCH & CO.
                                      MORGAN STANLEY DEAN WITTER
                                                 SALOMON BROTHERS INC
                                                              SMITH BARNEY INC.
October 1, 1997

(Continued from previous page)
in any foreign currencies or currency units), subject to reduction as a result of the sale of other securities of the Corporation under the Prospectus accompanying this Prospectus Supplement. The Notes will be offered in varying maturities nine months or more from their dates of issue and may be subject to redemption at the option of the Corporation or repayment at the option of the persons in whose name such Notes are registered (the "Holders"), in whole or in part prior to their Stated Maturity (as defined herein) as set forth in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated in U.S. dollars unless other currencies or currency units are designated in the applicable Pricing Supplement. See "Multi-Currency Notes" herein. The Notes may be issued as Amortizing Notes, Original Issue Discount Notes, Reset Notes, Renewable Notes, Currency Indexed Notes or Commodity Indexed Notes (each as defined herein). See "Description of Notes" herein.

  The Senior Notes will rank pari passu with the Corporation's other unsecured, unsubordinated indebtedness. The Senior Indenture (as defined herein) does not limit the incurrence of additional indebtedness that is pari passu with the Senior Notes.

  The Subordinated Notes will be unsecured and subordinated to all Senior Indebtedness and Other Financial Obligations of the Corporation (each as defined in the accompanying Prospectus) and are subject to acceleration only upon certain events of bankruptcy or reorganization of the Corporation. There is no right of acceleration of the Subordinated Notes in the case of a default in the performance of any covenant of the Corporation, including a default in the payment of principal or interest. See "Description of Offered Securities-- Description of Debt Securities--Events of Default--Subordinated Debt Securities" in the accompanying Prospectus. The Subordinated Indenture (as defined herein) does not limit the incurrence of additional indebtedness that is pari passu with or senior to the Subordinated Notes.

  Unless otherwise set forth in the applicable Pricing Supplement, each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero-Coupon Note"), or at a variable rate (a "Floating Rate Note") determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the 11th District Cost of Funds Rate, the Federal Funds Rate, the Kenny Rate, LIBOR, the Prime Rate or the Treasury Rate (each as defined herein) or such other interest rate formula as may be set forth in the applicable Pricing Supplement (the "Interest Rate Basis"), as adjusted by a Spread or Spread Multiplier (each as defined herein), if any, applicable to such Notes. See "Description of Notes" herein. Interest will be payable on the dates set forth herein or in the applicable Pricing Supplement.

  All Notes will be issued in registered form. Unless otherwise set forth in the applicable Pricing Supplement, each Note will be represented by a global Note (a "Global Note"), registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in Global Notes will be shown only on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Global Notes will be entitled to delivery of Notes in definitive form only under the limited circumstances described herein. See "Description of Notes--Book-Entry System" herein and "Book-Entry Securities" in the accompanying Prospectus. Unless otherwise set forth in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple thereof. If Notes are to be issued in a foreign currency or currency unit, the authorized denominations and currency exchange rate information will be set forth in the applicable Pricing Supplement.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE NOTES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION" HEREIN.

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At June 30, 1997, the Corporation had consolidated total assets of $131.6 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers also provides a broad range of financial advisory services to its clients and engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities loaned and securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

RECENT DEVELOPMENTS

  On September 1, 1997, the Corporation acquired Alex. Brown Incorporated ("ABI"), the parent of Alex. Brown & Sons Incorporated ("Alex. Brown"). The acquisition was effected by the merger of ABI with and into a wholly owned subsidiary of the Corporation, which subsidiary was then renamed BT Alex. Brown Holdings Incorporated ("BT Alex. Brown Holdings"). The Corporation contributed all the stock of BT Securities Corporation ("BT Securities"), the Corporation's existing broker-dealer subsidiary, to BT Alex. Brown Holdings, which as a result became the immediate parent of BT Securities. At the same time, Alex. Brown was merged into BT Securities, which was then renamed "BT Alex. Brown Incorporated." As a result of these transactions, BT Alex. Brown is a direct wholly owned subsidiary of BT Alex. Brown Holdings and an indirect wholly owned subsidiary of the Corporation, and combines the operations of BT Securities with those of Alex. Brown. Because the merger was accounted for as a pooling-of-interests, the Corporation's audited year-end 1996 historical financial information and its unaudited first and second quarter 1997 historical consolidated financial information has been restated to reflect the merger. This restated supplemental financial information is set forth in the Corporation's Current Report on Form 8-K filed on September 9, 1997.

                             DESCRIPTION OF NOTES

  THE NOTES WILL BE "DEBT SECURITIES" AS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. THE FOLLOWING DESCRIPTION OF CERTAIN TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS AND, TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH

UNDER THE HEADING "DESCRIPTION OF OFFERED SECURITIES--DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, TO WHICH DESCRIPTION REFERENCE IS HEREBY MADE. CAPITALIZED TERMS USED BUT NOT DEFINED BELOW HAVE THE MEANINGS SPECIFIED IN THE PROSPECTUS OR, IF NOT DEFINED THEREIN, IN THE APPLICABLE INDENTURE (AS DEFINED BELOW) OR THE APPLICABLE NOTE.

  THE PROVISIONS OF THE NOTES SUMMARIZED HEREIN WILL APPLY TO EACH NOTE UNLESS OTHERWISE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT. THIS SUMMARY OF CERTAIN PROVISIONS OF THE NOTES, WHICH DESCRIBES THE MATERIAL PROVISIONS THEREOF, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE INDENTURES AND THE NOTES, THE FORMS OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT"), OF WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FORM A PART, TO WHICH EXHIBITS REFERENCE IS HEREBY MADE.

GENERAL

  The Senior Notes are to be issued from time to time pursuant to the Indenture, dated as of November 1, 1991, between the Corporation and The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as trustee (the "Senior Trustee"), as amended (as so amended and as further amended or supplemented from time to time, the "Senior Indenture"). The Subordinated Notes are to be issued from time to time pursuant to the Indenture, dated as of April 1, 1992, between the Corporation and Marine Midland Bank (formerly Marine Midland Bank, N.A.), as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"), as amended (as so amended and as further amended or supplemented from time to time, the "Subordinated Indenture," and, together with the Senior Indenture, the "Indentures"). Unless the context requires otherwise, as used herein, "Indenture" refers to the Indenture under which a particular Note is issued, and "Trustee" refers to the Trustee under such Indenture.

  The Senior Notes constitute a single series for purposes of the Senior Indenture and the Subordinated Notes constitute a single series for purposes of the Subordinated Indenture. The Notes are limited initially to an aggregate initial offering price of U.S.$2,000,000,000 (or the equivalent thereof in foreign currencies or currency units). Unless otherwise specified, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

  The Senior Notes will be unsecured and unsubordinated indebtedness of the Corporation and will rank pari passu with the Corporation's other unsecured and unsubordinated indebtedness. The Subordinated Notes will be unsecured and subordinated to all Senior Indebtedness and Other Financial Obligations of the Corporation as described under "Description of Offered Securities--Description of Debt Securities--Subordination" in the accompanying Prospectus. The Subordinated Notes are subject to acceleration only upon certain events of bankruptcy or reorganization of the Corporation. There is no right of acceleration of the Subordinated Notes in the case of a default in the performance of any covenant of the Corporation, including a default in the payment of principal or interest. See "Description of Offered Securities-- Description of Debt Securities--Events of Default--Subordinated Debt Securities" in the accompanying Prospectus. As of June 30, 1997, the aggregate principal amount of Senior Indebtedness and Other Financial Obligations of the Corporation totalled approximately $16.2 billion.

  The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Financial Obligations. Senior Indebtedness incurred by the Corporation may include indebtedness that is senior to the Subordinated Notes but subordinate to other obligations of the Corporation in respect of Other Financial Obligations.

  Each Note will mature on a Business Day (as defined below) nine months or more from its date of issue, as selected by the initial purchaser and agreed to by the Corporation, and, if so indicated in the applicable Pricing Supplement, may be subject to redemption at the option of the Corporation or repayment at the option of the Holder of the Note prior to its Stated Maturity. See "--Redemption and Repayment" below. Floating Rate Notes will mature on an Interest Payment Date (as defined below) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payments of principal of, and any premium and interest on, the Notes will be made in U.S. dollars. If any of the Notes are to be denominated other than in U.S. dollars, or if the principal of, or any premium or interest on, any of the Notes is to be payable at the option of the Holder or the Corporation in a currency or currency unit other than that in which such Notes are denominated, the applicable Pricing Supplement will provide additional information, including authorized denominations and applicable exchange rate information pertaining to the terms of such Notes and certain other matters. See "Multi-Currency Notes" below.

  The Notes will be issued only in fully registered form without coupons. Except as provided below with respect to Multi-Currency Notes (as defined below) or as otherwise set forth in the applicable Pricing Supplement, Notes will be issued in denominations of $1,000 and any integral multiple thereof. Each Note will be issued initially as a Global Note unless the applicable Pricing Supplement indicates that such Note will be issued in definitive form (a "Certificated Note"). Except under the limited circumstances set forth under "--Book-Entry System" below, Global Notes will not be issuable in definitive form. So long as DTC or its nominee is the registered owner of such Global Notes, DTC or such nominee will be considered the sole owner or Holder of the Notes for all purposes under the applicable Indenture.

  Fixed Rate Notes may be issued in the form of Original Issue Discount Notes, which will be offered at a discount from the principal amount thereof due at the Stated Maturity of such Notes. There may not be any periodic payments of interest on Original Issue Discount Notes. If the maturity of any Original Issue Discount Note is accelerated, the amount payable to the Holder of such Note upon such acceleration will be determined as described under "--Original Issue Discount Notes" below, but will be an amount less than the amount payable at the Stated Maturity of such Note. For a discussion of the United States federal income tax consequences with respect to Original Issue Discount Notes, see "United States Taxation" below.

  The Pricing Supplement relating to each Note will describe, among other things, the following items: (i) whether such Note is a Senior Note or a Subordinated Note; (ii) the currency or currency unit in which such Note is denominated (the "Specified Currency"), and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations; (iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date on which the principal amount of such Note will become due and payable (the "Stated Maturity"), whether the Stated Maturity may be extended by the Corporation and, if so, the Extension Periods and the Final Maturity Date (each as defined below); (vi) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vii) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the dates on which interest on such Note will be payable (the "Interest Payment Dates"), if different from those set forth below under "--Fixed Rate Notes," and whether such rate may be changed by the Corporation prior to such Note's Stated Maturity; (viii) if such Note is a Floating Rate Note, the Calculation Agent (as defined below) in respect of such Note, if other than Bankers, the Interest Rate Basis and Interest Payment Dates applicable to such Note and the Initial Interest Rate, the Calculation Dates, the Interest Determination Dates, the Reset Periods, the Interest Reset Dates, the Index Maturity, the Spread, if any, and the Spread Multiplier, if any (each as defined below), applicable to such Note, the maximum interest rate and minimum interest rate, if any, applicable to such Note, and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such terms may be changed by the Corporation prior to such Note's Stated Maturity; (ix) whether such Note is an Original Issue Discount Note, and, if so, the yield to maturity and the amount of "original issue discount" for United States federal income tax purposes; (x) whether such Note is a Currency Indexed Note or a Commodity Indexed Note, and, if so, the specific terms thereof; (xi) whether such Note is an Amortizing Note, and, if so, the basis or formula for the amortization of principal and/or interest of such Note and the payment dates for such amortizations; (xii) the Regular Record Date or Dates (as defined below) for payment of interest on such Note if other than as set forth below; (xiii) whether such Note may be redeemed at the option of the Corporation, or repaid at the option of the Holder, prior to such Note's Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xiv) whether such Note will be issued initially as a Global Note or a Certificated Note; and (xv) any other terms of such Note not inconsistent with the provisions of the applicable Indenture.

  All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one half cent being rounded upward.

  As used herein, "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions are authorized or required by law or executive order to close in any of The City of New York, the Principal Financial Center (as defined below) of the Specified Currency of such Note or, if interest on such Note is payable in a currency or currency unit other than such Specified Currency (the "Interest Currency"), the Principal Financial Center of such Interest Currency or that, if the Specified Currency or Interest Currency is the European Currency Unit (the "ECU"), is an ECU Business Day (as defined below)), and (ii) if LIBOR is the applicable Interest Rate Basis, is also a LIBOR Business Day (as defined below). "ECU Business Day" means any day other than a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made. "LIBOR Business Day" means any day (a) if the Designated LIBOR Currency (as defined below) is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market and in the Principal Financial Center of the Designated LIBOR Currency or (b) if the Designated LIBOR Currency is the ECU, that is an ECU Business Day. The "Principal Financial Center" of any currency means the capital city of the country that issues such currency as its legal tender, except that with respect to U.S. dollars and ECUs, the Principal Financial Center shall be The City of New York and Brussels, respectively.

INTEREST AND INTEREST RATES

  Each Note (other than a Zero-Coupon Note) will bear interest from and including its Original Issue Date until the principal thereof is paid or made available for payment, at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis, which may be adjusted by a Spread and/or Spread Multiplier. Any Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period. Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Corporation from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Corporation.

  Unless otherwise set forth in the applicable Pricing Supplement, interest on a Note will be payable on each Interest Payment Date and on the date on which the principal of the Note becomes due and payable in full in accordance with its terms and the terms of the applicable Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise ("Maturity"). Interest on a Note (other than defaulted interest, which may be paid on a special record date) will be payable to the Holder of the Note (or any predecessor Note) at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date (each, a "Regular Record Date"); provided, however, that (a) the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the second Interest Payment Date following the Original Issue Date to the Holder of such Note as of the Regular Record Date relating to such second Interest Payment Date, and (b) interest payable at Maturity of any Note will be payable to the person to whom the principal of such Note is payable.

  Notwithstanding the determination of the interest rate as described in this Prospectus Supplement, the interest rate on the Notes for any interest period will in no event be higher than the maximum rate permitted by New York or other applicable law. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

  Each Fixed Rate Note (other than a Zero-Coupon Note) will bear interest at the annual rate stated on the face thereof, which will be set forth in the applicable Pricing Supplement. A Fixed Rate Note may bear interest at one or more annual rates during the periods or under the circumstances set forth in the applicable Pricing Supplement. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise set forth in the applicable Pricing Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or at Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity. Unless otherwise set forth in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes (other than Fixed Rate that are also Amortizing Notes) will be semiannual on each June 15 and December 15. Payments of principal and interest on Fixed Rate Amortizing Notes will be made either quarterly on each March 15, June 15, September 15 and December 15, or semiannually on each June 15 and December 15, as set forth in the applicable Pricing Supplement. If any Interest Payment Date or the Maturity for any Fixed Rate Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

  Payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser thereof and will be available upon request to subsequent Holders. See "--Amortizing Notes" below.

FLOATING RATE NOTES

  The applicable Pricing Supplement relating to each Floating Rate Note will specify one or more of the following Interest Rate Bases as applicable to such Floating Rate Note: (a) the CD Rate, in which case such Note will be a "CD Rate Note," (b) the CMT Rate, in which case such Note will be a "CMT Rate Note," (c) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (d) the 11th District Cost of Funds Rate, in which case such Note will be an "11th District Cost of Funds Rate Note," (e) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note," (f) the Kenny Rate, in which case such Note will be a "Kenny Rate Note," (g) LIBOR, in which case such Note will be a "LIBOR Note," (h) the Prime Rate, in which case such Note will be a "Prime Rate Note," (i) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (j) any other Interest Rate Basis as may be set forth in such Pricing Supplement.

  The interest rate on each Floating Rate Note will be equal to either (i) the interest rate calculated by reference to the Interest Rate Basis specified in the applicable Pricing Supplement, plus or minus the Spread, if any, or (ii) the interest rate calculated by reference to the Interest Rate Basis specified in the applicable Pricing Supplement multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point being equal to one-hundredth of a percentage point), if any, set forth in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage, if any, specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will specify the Interest Rate Basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will contain particulars as to the Calculation Agent, if other than Bankers, as well as the Index Maturity, Original Issue Date, interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement (the "Initial Interest Rate"), Calculation Dates, Interest Determination Dates, Interest Reset Dates, Reset Periods, Regular Record Dates and Interest Payment Dates with respect to such Note.

  Except as provided below or in the applicable Pricing Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate

Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes that reset annually, on the third Wednesday of the one month of each year specified in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will instead be the immediately preceding Business Day. If the Maturity for any Floating Rate Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (other than monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months of each year set forth in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the one month of each year set forth in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will instead be the immediately preceding Business Day. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation set forth in the applicable Pricing Supplement and to any adjustment by a Spread or a Spread Multiplier set forth in the applicable Pricing Supplement; provided, however, that the interest rate in effect for the period from and including the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate set forth in the applicable Pricing Supplement.

  The interest rate with respect to any Interest Determination Date will be the rate determined by the Calculation Agent on the Calculation Date pertaining to such Interest Determination Date. Unless otherwise set forth in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a CD Rate Note (the "CD Interest Determination Date"), (b) a CMT Rate Note (the "CMT Interest Determination Date"), (c) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (d) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (e) a Kenny Rate Note (the "Kenny Interest Determination Date") or (f) a Prime Rate Note (the "Prime Interest Determination Date"), will be the second Business Day prior to such Interest Reset Date. Unless otherwise set forth in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise set forth in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second LIBOR Business Day immediately preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a

Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The CD Interest Determination Dates, Commercial Paper Interest Determination Dates, CMT Interest Determination Dates, 11th District Interest Determination Dates, Federal Funds Interest Determination Dates, Kenny Interest Determination Dates, LIBOR Interest Determination Dates, Prime Interest Determination Dates and Treasury Interest Determination Dates are referred to herein as the "Interest Determination Dates."

  Unless otherwise set forth in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or
(ii) the Business Day preceding the Interest Payment Date next succeeding such Interest Determination Date.

  "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date or at Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity. Accrued interest with respect to a Floating Rate Note is calculated by multiplying the face amount of the Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise set forth in the applicable Pricing Supplement) is computed by dividing the interest rate applicable to such Note on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, 11th District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes, or by 365 in the case of Kenny Rate Notes.

  Payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders. See "--Amortizing Notes" below.

  The Corporation will appoint an agent (the "Calculation Agent"), which may be the Corporation or one of its affiliates, to calculate the interest rate on the Floating Rate Notes, as provided below. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect on such Note and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. Bankers, a wholly owned subsidiary of the Corporation, will act as the Calculation Agent for each Note unless otherwise specified in the applicable Pricing Supplement. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

  The interest rate applicable to the Notes will in no event be higher than the maximum rate permitted by applicable law.

 CD Rate Notes

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) set forth in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity set forth in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") in its weekly statistical release, "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve Board ("H.15(519)") under the heading "CDs (Secondary Market)." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate with respect to such CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) selected by the Calculation Agent for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money center banks with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

 CMT Rate Notes

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". .
 . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Interest Determination Date as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement for the purpose of displaying Treasury Constant Maturities as published in H.15(519) (or any other page that may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes specified in the applicable Pricing Supplement, with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

 Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate (quoted on a discount basis) on such date for commercial paper having the Index Maturity set forth in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper--Nonfinancial" or, if unavailable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency. If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be the Money Market Yield of the rate (quoted on a discount basis) on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper--Nonfinancial." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) selected by the Calculation Agent for commercial paper having the Index Maturity set forth in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

             Money Market       D x 360     x 100
              Yield           -------------
                              360 - (D x M)


where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 11th District Cost of Funds Rate Notes

  Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the monthly weighted average cost of funds for the calendar month immediately preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any 11th District Interest Determination Date, the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement (the "Index"). If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Interest Determination Date.

 Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal

Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) selected by the Calculation Agent; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

 Kenny Rate Notes

  Each Kenny Rate Note will bear interest at the interest rate (calculated with reference to the Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from United States federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from United States federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Kenny Rate Interest Determination Date shall be 67% of the rate determined as if the Treasury Rate option had been originally selected.

 LIBOR Notes

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is set forth in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second LIBOR Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below. If neither LIBOR Reuters nor LIBOR Telerate is indicated in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

    (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents) to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity set forth in the applicable Pricing Supplement, commencing on the second LIBOR Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the Principal Financial Center of the Designated LIBOR Currency on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents) for loans in the Designated LIBOR Currency to leading banks, commencing on the second Business Day immediately following such LIBOR Interest Determination Date, having the Index Maturity set forth in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Currency" means, with respect to any LIBOR Note, the currency (including a currency unit), if any, set forth in the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is set forth in the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) the display on the Reuters Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is set forth in the applicable Pricing Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Telerate" is set forth in the applicable Pricing Supplement) or, in either case, such other page or pages as may replace such pages on such system for the purpose of displaying such rates or, in either case, if such display is not available at any time, a comparable display, as determined in the sole discretion of the Calculation Agent, of such rates as may be available from a similar service. If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

 Prime Rate Notes

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the applicable Pricing Supplement.

  Unless otherwise set forth in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime

Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on the Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two leading money center banks in The City of New York selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents). If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S.$500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates (which may include the Calculation Agent and/or one or more of the Agents); provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on the service for the purpose of displaying the prime or base lending rate of major banks).

 Treasury Rate Notes

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity set forth in the applicable Pricing Supplement as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills/Auction Average" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If such rate is not so available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity set forth in the applicable Pricing Supplement or, if there are two such issues which are equidistant from the Index Maturity indicated in the applicable Pricing Supplement, then the longer of the two; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CURRENCY INDEXED NOTES

 General

  The Corporation may from time to time offer Notes ("Currency Indexed Notes"), the principal amount payable at Maturity and/or the interest rate of which is determined by a formula which makes reference to the rate of exchange between one currency ("Currency I") and another currency ("Currency II", and together with Currency I, the "Selected Currencies"), both of which shall be specified in the applicable Pricing Supplement, and neither of which need be the Specified Currency of such Notes. Holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of principal equal to the principal amount of the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between Selected Currencies or (ii) an amount of interest calculated at the stated rate of interest on the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between the Selected Currencies, in each case determined as described under "--Payment of Principal and Interest" below, except that in no event will the net amount of principal or interest payable by the Corporation on any date be a negative amount. As specified in the applicable Pricing Supplement, the exchange rate designated as the base exchange rate (the "Base Exchange Rate") will be the initial rate at which Currency I can be exchanged for Currency II and from which the change in such exchange rate will be measured.

 Payment of Principal and Interest

  Unless otherwise set forth in the applicable Pricing Supplement, payment of principal and interest in respect of Currency Indexed Notes will be calculated in the manner described below.

  Unless otherwise set forth in the applicable Pricing Supplement, principal at Maturity of a Note, if indexed, will be payable in an amount equal to the principal amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate set forth in the applicable Pricing Supplement and the rate (the "Spot Rate") at which Currency I can be exchanged for Currency II on the second Business Day prior to the Maturity (the "Indexed Principal Determination Date") of such Currency Indexed Note, as determined by the Calculation Agent. Unless otherwise set forth in the applicable Pricing Supplement, the interest payable on any Interest Payment Date or at Maturity, if indexed, will be payable in an amount equal to the stated interest rate of the Currency Indexed Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the Spot Rate on the second Business Day prior to the applicable Interest Payment Date or the Maturity (the "Indexed Interest Determination Date") of such Currency Indexed Note, as determined by the Calculation Agent, applied to the average principal amount outstanding of such Note for the period being measured. For the purpose of this section, the Spot Rate on the Indexed Principal Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the date of Maturity or the relevant Interest Payment Date, as the case may be, obtained by the Calculation Agent from three (or if three are not available, then two) currency dealers in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) (each, a "Currency Dealer") at approximately 11:00 A.M., New York City time, on the Indexed Principal Determination Date or the relevant Indexed Interest Determination Date, as the case may be. If so specified in the applicable Pricing Supplement, the rate adjustment may also be determined by reference to a leverage factor ("L") specified in such Pricing Supplement.

  The formulas to be used by the Calculation Agent to determine the principal amount and/or the stated interest rate of a Currency Indexed Note payable at Maturity or on any Interest Payment Date will be as follows, unless otherwise specified in the applicable Pricing Supplement:

 Principal

  A. If principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

  Principal Amount + (Principal Amount x L x [Spot Rate-Base Exchange Rate])
                                              ----------------------------
                                                       Spot Rate

  However, in no event will the principal payable at Maturity be less than zero.

  To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Determination Date.

  B. If principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

  Principal Amount + (Principal Amount x L x [Base Exchange Rate-Spot Rate])
                                              ----------------------------
                                                       Spot Rate

  However, in no event will the principal payable at Maturity be less than zero.

  To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Determination Date.

 Interest

  A. If interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Spot Rate-Base Exchange Rate])
                                       ----------------------------
                                                 Spot Rate

  However, in no event will the interest payable on any Interest Payment Date or at Maturity be less than zero.

  To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

  B. If interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Base Exchange Rate-Spot Rate])
                                       ----------------------------
                                                Spot Rate

  However, in no event will the interest payable on any Interest Payment Date or at Maturity be less than zero.

  To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

  In each of the above formulas "L" will be the leverage factor, if any, used in such formula. If no leverage factor is specified in the applicable Pricing Supplement, "L" will be equal to 1.0.

  AN INVESTMENT IN NOTES INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCY INDICES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES) ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF SUCH A NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF SUCH A NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE

ORIGINAL PURCHASE PRICE OF SUCH NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE REPAID. THE SECONDARY MARKET FOR SUCH NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE CORPORATION AND THE VALUE OF THE APPLICABLE CURRENCIES, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCIES, THE TIME REMAINING TO THE MATURITY OF SUCH NOTES, THE AMOUNT OUTSTANDING OF SUCH NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCIES DEPENDS ON A NUMBER OF INTERRELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH THE CORPORATION HAS NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO SUCH NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCIES MAY BE INCREASED. THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCIES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF SUCH CURRENCIES DURING THE TERM OF ANY NOTE. THE CREDIT RATINGS ASSIGNED TO THE NOTES ARE A REFLECTION OF THE CORPORATION'S CREDIT STATUS AND IN NO WAY ARE A REFLECTION OF THE POTENTIAL IMPACT OF THE FACTORS DISCUSSED ABOVE, OR ANY OTHER FACTORS, ON THE MARKET VALUE OF THE NOTES. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES AND THE SUITABILITY OF SUCH NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. SEE "MULTI-CURRENCY NOTES" BELOW.

COMMODITY INDEXED NOTES

  The Corporation may from time to time offer Notes ("Commodity Indexed Notes"), the principal amount of and/or any premium or interest on which are determined by a formula which makes reference to the price or prices of specified securities, commodities, or securities or commodities indexes. The Pricing Supplement relating to a Commodity Indexed Note will set forth the method by which the amount of interest payable and the amount payable at Stated Maturity in respect of such Commodity Indexed Note will be determined, the tax consequences to Holders of Commodity Indexed Notes, a description of certain risks associated with investments in Commodity Indexed Notes and other information relating to such Commodity Indexed Notes.

ORIGINAL ISSUE DISCOUNT NOTES

  The Corporation may from time to time offer Notes ("Original Issue Discount Notes"), which are (i) Notes that have a stated redemption price at Maturity that exceeds their issue price by at least 0.25% of their stated redemption price at Maturity multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Notes and (ii) any other Notes designated by the Corporation as having been issued with original issue discount for United States federal income tax purposes.

  The Pricing Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Original Issue Discount Note shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note if the principal thereof is declared to be due and payable prior to such Note's Stated Maturity, as described in the accompanying Prospectus under "Description of Offered Securities--Description of Debt Securities--Events of Default," or if such Note is redeemed or repaid prior to its Stated Maturity, will be the Amortized Face Amount (as defined below) of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (expressed as a percentage of its principal amount) set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity set forth in the applicable Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

AMORTIZING NOTES

  The Corporation may from time to time offer Notes ("Amortizing Notes") for which payments of principal, premium, if any, and interest, if any, are made in installments over the life of such Notes. Interest on each Amortizing Note will be computed as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available upon request to the subsequent Holders thereof.

RESET NOTES

  The Corporation may from time to time offer Notes ("Reset Notes") as to which the Corporation has the option to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note. The Pricing Supplement relating to each Reset Note will set forth (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the basis or formula, if any, for such resetting. If so specified in the applicable Pricing Supplement, such Note may also provide that the Corporation or the Holder of such Note has the option to redeem such Note following the exercise of any such option.

  The Corporation may exercise any such option with respect to a Note by notifying the Security Registrar with respect to the Notes (which will initially be Bankers) of such exercise at least 45 but not more than 60 calendar days prior to any Optional Interest Reset Date for such Note. If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid), to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Corporation has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and
(iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Corporation may, at its option, revoke the reset of the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which a reset of the interest rate or Spread and/or Spread Multiplier is so revoked will bear such higher interest rate, in the case of a Fixed Rate Note, or such Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

  If the Corporation elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Corporation on such Optional Interest Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Paying

Agent shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

  If so specified in the applicable Pricing Supplement, the Corporation will have the option to extend the Stated Maturity of a Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond a particular date (the "Final Maturity Date"). The applicable Pricing Supplement for any such Note will set forth each applicable Extension Period and the Final Maturity Date.

  The Corporation may exercise any such option with respect to a Note by notifying the Security Registrar of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note as in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid), to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Corporation has elected to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Security Registrar's sending of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of a Note, the Corporation may, at its option, revoke the change in the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

  If the Corporation elects to extend the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Corporation on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Security Registrar shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

  The Corporation may from time to time issue Notes (the "Renewable Notes") of any type (other than Amortizing Notes) that provide that the Holder may renew all or any portion of such Notes, such that all or such portion of such Notes will mature on the date to which such Notes are renewed, rather than on their Original Stated Maturity Dates. The Pricing Supplement relating to any such Note will indicate that such Note will mature at its Original Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures, if any, described in such Pricing Supplement.

COMBINATION OF PROVISIONS

  If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes" or in any other portion of this Prospectus Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, the principal of, and any premium and interest on, each Note will be payable by the Corporation in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars (a "Multi-Currency Note"), the Corporation will arrange to convert all payments in respect of such Note into U.S. dollars for payment to Holders in the manner described in the following paragraph. If the applicable Pricing Supplement so indicates, the Holder of a Note having a Specified Currency other than U.S. dollars may elect, by delivery of a written notice to the Paying Agent (as defined in the accompanying Prospectus) for such Note not later than fifteen calendar days prior to the applicable payment date, to receive all payments in respect of such Note in the Specified Currency, except under the circumstances described under "Multi-Currency Notes--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

  In the case of a Note denominated in a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Note will be determined by the Calculation Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Calculation Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) Currency Dealers (which may include the Calculation Agent and/or one or more of the Agents) agreed upon by the Corporation and the Calculation Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency (such rate, the "Market Exchange Rate"). All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If fewer than two such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, in which case such payment will be made as described under "Multi-Currency Notes--Payment Currency" below.

REDEMPTION AND REPAYMENT

  The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Corporation prior to the Stated Maturity only if an initial redemption date is specified in the applicable Pricing Supplement (an "Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Corporation on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be an authorized denomination), at the applicable Redemption Price (as defined below) on notice given to the Holders of such Notes not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. The "Redemption Price" with respect to a Note will be an amount equal to the sum of (i) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable (as specified in such Pricing Supplement)) multiplied by the unpaid principal amount or the portion to be redeemed plus (ii) unpaid interest accrued on the principal amount thereof to be redeemed to the date of redemption. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Stated Maturity or that such Note will be repayable at the option of the Holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

  In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Security Registrar must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a medallion guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Security Registrar not later than three Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, such Note and form duly completed must be received by the Security Registrar by such third Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Security Registrar received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination.

REPURCHASE

  The Corporation may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Corporation may be held or resold or, at the discretion of the Corporation, surrendered to the applicable Trustee for cancellation.

OTHER PROVISIONS

  Any provisions with respect to the determination of an Interest Rate Basis, the specifications of Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an Annex relating thereto if so specified in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

  The Global Notes will be Global Securities, as described under "Book-Entry Securities" in the accompanying Prospectus. Unless otherwise specified in the applicable Pricing Supplement, one or more fully-registered Global Notes will be issued for each issue of the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC as securities depositary for the Global Notes. The Global Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). Unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note may not be transferred except as a whole by DTC to another nominee of DTC or to a successor depositary or a nominee of such successor.

  So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the owners or Holders of such Notes under the applicable Indenture.

  While a Note is represented by a Global Note held by or on behalf of DTC, and registered in the name of DTC or DTC's nominee, any option for repayment of such Note may be exercised only by DTC or its nominee, as the Holder of such Note. DTC has advised the Corporation that under its current practices, such option may be exercised by the applicable Participant (as defined in the accompanying Prospectus) that has an account with DTC, on behalf of the beneficial owners of a Global Note, by delivering a written notice substantially similar to the form described under "--Redemption and Repayment" above to the Paying Agent, not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from Participants on behalf of beneficial owners of a Global Note to exercise their option to have such Global Note repaid must be received by the Security Registrar by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Paying Agent on a particular day, the beneficial owner of the Global Note must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of Global Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices must be executed by a duly authorized officer of such Participant (with signatures guaranteed) and must be irrevocable. In addition, beneficial owners of a Global Note must effect delivery when such notices of election are given to DTC by causing the applicable Participant to transfer such beneficial owner's interest in such Global Note, on DTC's records, to the Paying Agent.

  A Global Note will be exchangeable for Certificated Notes registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Corporation determines that such Global Note shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Global Note.

  Neither the Corporation, either Trustee, any Paying Agent nor the Security Registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  See "Book-Entry Securities" in the accompanying Prospectus.

                             MULTI-CURRENCY NOTES

PAYMENT CURRENCY

  Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars, unless the Corporation determines otherwise once such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise set forth in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

  If payment in respect of a Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars unless the Corporation determines otherwise once ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

  The equivalent of ECU in U.S. dollars as of any date shall be determined by the Calculation Agent for such Note on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Calculation Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise set forth in the applicable Pricing Supplement.

  If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the Calculation Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Notes.

EUROPEAN MONETARY UNION

  Under Article 109G of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty contemplates that European monetary union will occur in three stages, the second of which began on January 1, 1994 with the entry into force of the Treaty. The Treaty provides that, at the start of the third stage of European monetary union, the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right. In contemplation of that third stage, the European Council meeting in Madrid on December 16, 1995 decided that the name of that currency will be the Euro and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of Notes payable in ECU will be payable in ECU and other currencies which will be replaced by the Euro at the rate then established pursuant to the Treaty.

JUDGMENTS

  If an action based on Multi-Currency Notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to such Notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. The statutory law of the State of New York, the jurisdiction whose laws will govern the Notes, provides that in an action based on an obligation expressed in a currency other than U.S. dollars, a state court sitting in the State of New York must render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree will be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

FOREIGN CURRENCY RISKS

  THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT, DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN MULTI-CURRENCY NOTES AND CURRENCY INDEXED NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN OR LINKED TO A FOREIGN CURRENCY OR CURRENCY UNIT, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN MULTI-CURRENCY NOTES AND AS TO ANY MATTERS THAT MAY AFFECT THE PURCHASE OR HOLDING OF A MULTI-CURRENCY NOTE OR THE RECEIPT OF PAYMENTS OF PRINCIPAL OF, AND ANY PREMIUM AND INTEREST ON, A MULTI-CURRENCY NOTE IN A CURRENCY OTHER THAN U.S. DOLLARS. MULTI-CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  An investment in Multi-Currency Notes and Currency Indexed Notes may entail significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency or any Selected Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply and demand for the relevant currencies over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies or currency units, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Multi-Currency Note or Currency Indexed Note. Depreciation of the Specified Currency applicable to a Multi-Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note.

  Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed noncommunist nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in or linked to a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions which could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no adjustment or change in the terms of the Multi-Currency Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

  Unless otherwise set forth in the applicable Pricing Supplement, Multi-Currency Notes will not be sold in, or to residents of, the country that issues the Specified Currency in which particular Multi-Currency Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Corporation disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, or any premium and interest on, Multi-Currency Notes.

  The Pricing Supplement with respect to any issue of Multi-Currency Notes or Currency Indexed Notes, containing information on the applicable Specified Currency or Selected Currencies (including information with respect to applicable current foreign exchange controls, if any), will be delivered and will become part of this Prospectus and Prospectus Supplement. The information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                            UNITED STATES TAXATION

  The following summary of the principal United States federal income tax consequences of ownership of Notes deals only with Notes held as capital assets by initial purchasers, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, persons that hold Notes as a position in a "straddle" or as part of a "hedging, "integrated" or "conversion" transaction for United States federal income tax purposes, or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

  Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of Notes.

UNITED STATES HOLDERS

 Payments of Interest

  Interest on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "Discount Note" that is not "qualified stated interest" (each as defined under "--Original Issue Discount--General" below), will be taxable to a United States Holder (as defined below) as ordinary interest income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

  If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

  An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

  Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

  Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the United States Holder will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

 Original Issue Discount

  General. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Note. Special rules for "Variable Rate Notes" (as defined below under "-- Original Issue Discount--Variable Rate Notes") are described below under "-- Original Issue Discount--Variable Rate Notes."

  In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not a Discount Note. Unless the election described below under "--Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

  United States Holders of Discount Notes having a maturity of more than one year from their date of issue must, generally, include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Note. The amount of OID includible in income by a United States Holder of a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of
(a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between
(x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

  Acquisition Premium. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (as determined above under "--Original Issue Discount--General") (any such excess being "acquisition premium") and that does not make the election described below under "--Election to Treat All Interest as Original Issue Discount" shall reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

  Market Discount. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "--Original Issue Discount--General") and (ii) the Note's stated redemption price at maturity or, in the case of a Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount" and such Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

  Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

  Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

  Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

  Notes Subject to Contingencies Including Optional Redemption. If a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the Note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the Note will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable Pricing Supplement.

  Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if the Corporation or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Corporation, the Corporation will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and
(ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. If both the Corporation and the Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

  If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the
Note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

  Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "-- Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "--Notes Purchased at a Premium") or acquisition premium.

  In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal its cost to the electing United States Holder, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election generally will apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

  If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

  Variable Rate Notes. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and
(z) .015, or (2) 15% of the total noncontingent principal payments, and (ii) does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

  A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

  A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the
Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percentage points of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

  If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, Commercial Paper Rate Notes, CMT Rate Notes, Prime Rate Notes, LIBOR Notes,

Treasury Rate Notes, CD Rate Notes, 11th District Cost of Funds Rate Notes, Kenny Rate Notes and Federal Funds Rate Notes will generally be treated as Variable Rate Notes.

  In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

  If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

  If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  Short-Term Notes. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Notes on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder. In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Notes will be required to defer deductions for interest on borrowings allocable to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

  For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Note, including stated interest, are included in the short-term Note's stated redemption price at maturity.

  Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "--Payments of Interest" above. Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize ordinary income or loss.

 Notes Purchased at a Premium

  A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference, if any, between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "--Original Issue Discount--Election to Treat All Interest as Original Issue Discount" above.

 Purchase, Sale and Retirement of the Notes

  A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency generally will be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

  A United States Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except (i) to the extent described above under "--Original Issue Discount-- Short-Term Notes" or "--Original Issue Discount--Market Discount," (ii) to the extent described in the next succeeding paragraph, (iii) to the extent attributable to accrued but unpaid interest or (iv) subject to the general rules governing contingent payment obligations, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss. Under recently enacted legislation, a non-corporate United States Holder is generally subject to a maximum capital gains rate of 28% for Notes held for more than one year and the maximum capital gains rate for a non-corporate United States Holder is reduced to 20% for Notes held in excess of 18 months. Under certain circumstances, a further reduction in the capital gains rate will apply to dispositions of Notes by a non-corporate United States Holder after January 2, 2006.

  Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

 Exchange of Amounts in Other Than U.S. Dollars

  Foreign currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) generally will be ordinary income or loss.

 Indexed Notes, Extendible Notes, Reset Notes, Renewable Notes and Amortizing Notes

  The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Currency Indexed Notes, Commodity Indexed Notes, Notes the payments on which are determined by reference to any index (except, in each case, for Notes that are subject to the rules governing Variable Rate Notes, as described under "--Variable Rate Notes" above) and other Notes that are subject to the general rules governing contingent payment obligations. The applicable Pricing Supplement will also contain a discussion of any special United States federal income tax rules with respect to Renewable Notes, Reset Notes, Amortizing Notes and Notes which permit the Corporation to extend or shorten the maturity of the Notes.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder of a Note who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of income or gain from a Note. This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) payments of principal, premium, if any, and interest, if any, including OID, by the Corporation or any of its paying agents to any holder of a Note that is a United States Alien Holder will not be subject to United States federal income or withholding tax if, in the case of interest or OID, (a) the beneficial owner of the Note does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Note is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to the Corporation or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Corporation or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a United States Alien Holder of a Note will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of a Note; and

    (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

  Recently proposed Treasury Regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above (and with respect to the certification requirement for exemption from information reporting and backup withholding discussed below under "--Backup Withholding and Information Reporting"). The Proposed Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 United States Holders

  In general, information reporting requirements will apply to payments of principal, premium, if any, and interest, if any, on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on a Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Service that it has failed to report all interest and dividends required to be shown on its United States federal income tax returns.

 United States Alien Holders

  Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium, if any, and interest, if any (including OID), made by the Corporation or a paying agent to a United States Alien Holder on a Note; provided that the certification described in clause (i)(c) under "--United States Alien Holders" above is received; and provided further that the payor does not have actual knowledge that the holder is a United States person. The Corporation or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including OID) on Notes. See the discussion under "-- United States Alien Holders" above with respect to the rules under the Proposed Regulations.

  Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.


                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are offered on a continuing basis by the Corporation through the Agents, each of which has agreed to use its reasonable efforts to solicit purchases of the Notes. Unless otherwise set forth in the applicable Pricing Supplement, the Corporation will pay each Agent a commission of from .125% to
 .750% of the principal amount of each Note, depending upon its Stated Maturity (or a commission to be negotiated at the time of sale with respect to any Note with a maturity more than 30 years from date of issue), sold through such Agent. The Corporation will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent. The Corporation also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note having an identical Stated Maturity. Unless otherwise indicated in the applicable Pricing Supplement, if any Note is resold by an Agent to any broker-dealer at a discount, such discount will not be in excess of the discount or commission received by such Agent from the Corporation. After the initial public offering of any Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed. The Corporation may appoint additional Agents from time to time. The Corporation also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In such circumstances, the Corporation will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. In the case of sales made directly by the Corporation, no commission will be payable by the Corporation.

  This Prospectus Supplement and Prospectus may be used by BT Alex. Brown Incorporated ("BT Alex. Brown"), a wholly owned subsidiary of the Corporation, in connection with offers and sales related to secondary market transactions in the Notes. BT Alex. Brown may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  The offer and sale of the Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding underwriting securities of an affiliate. No NASD member participating in offers and sales of the Notes will execute a transaction in the Notes in a discretionary account without the prior written specific approval of the member's customer.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes, other than Multi-Currency Notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of Multi-Currency Notes, see "Multi-Currency Notes" above.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Corporation has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to the Agents such payments as each Agent may be required to make in respect thereof. The Corporation has agreed to reimburse the Agents for certain expenses of the Agents, including, but not limited to, the fees and expenses of counsel to the Agents.

  The Corporation has been advised by each Agent that such Agent may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in such secondary market if one develops. From time to time, each Agent may make a market in the Notes, but no Agent is obligated to do so, and an Agent may discontinue any market making at any time.

  From time to time, the Agents and their affiliates may engage in transactions with and perform services, including investment banking services, for the Corporation and its affiliates in the ordinary course of business.

  During and after the offering, the Agents may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Over-allotment involves sales in excess of the offering size, which creates a short position for the Agent. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. The Agents also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Notes sold in the offering for their account may be reclaimed by a syndicate if such Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

PROSPECTUS
                               U.S.$3,080,000,000

 LOGO                  BANKERS TRUST NEW YORK CORPORATION

  DEBT SECURITIES, COMMON STOCK, SERIES PREFERRED STOCK AND DEPOSITARY SHARES

  Bankers Trust New York Corporation (the "Corporation") may offer from time to time up to U.S.$3,080,000,000 aggregate initial offering price, or its equivalent (based on the applicable exchange rate at the time of offering) in such other currencies or currency units as shall be designated by the Corporation at the time of offering, of one or more series of debt securities (the "Debt Securities"), common stock, par value $1.00 per share (the "Common Stock"), or one or more series of series preferred stock, without par value (the "Series Preferred Stock"), interests in which may be represented by depositary shares (the "Depositary Shares"). The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Debt Securities, Common Stock, Series Preferred Stock and Depositary Shares (collectively, the "Offered Securities") will be offered on terms to be determined at the time of offering. If Debt Securities are offered, the specific title, the aggregate principal amount, the initial public offering or purchase price, the maturity date, the rate and time of payment of any interest, any redemption provisions, any terms of conversion or exchange and any other terms of the offering of such Debt Securities will be set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement"). If Common Stock is offered, the applicable Prospectus Supplement will set forth the number of shares of Common Stock, the initial public offering or purchase price and any other terms of the offering. If Series Preferred Stock is offered, the applicable Prospectus Supplement will set forth the specific title, aggregate number of shares of Series Preferred Stock and aggregate number of related Depositary Shares, if any, any dividend, liquidation, redemption, conversion, exchange, voting or other rights, the initial public offering or purchase price and any other terms of the offering.

  The Offered Securities may be sold either separately or together as units and may be sold by the Corporation directly or through agents or dealers. In addition, the Offered Securities may be sold to or through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone pursuant to offering terms fixed at the time of offering. The agents and dealers or underwriters in connection with the sale of any Offered Securities will be set forth in the applicable Prospectus Supplement.

  The Senior Debt Securities, when issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities, when issued, will be unsecured and subordinated as described herein under "Description of Offered Securities--Description of Debt Securities--Subordination." Payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Corporation. There will be no right of acceleration of payment of Subordinated Debt Securities in the case of a default in the performance of any covenant of the Corporation, including the payment of principal or interest. See "Description of Offered Securities-- Description of Debt Securities--Events of Default--Subordinated Debt Securities."

                                ----------------

   THE OFFERED  SECURITIES WILL NOT  BE DEPOSITS  OR OTHER OBLIGATIONS  OF A
       BANK AND  WILL NOT  BE INSURED  BY THE FEDERAL  DEPOSIT INSURANCE
          CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

  Following the initial distribution of any Offered Securities, BT Alex. Brown Incorporated ("BT Alex. Brown") and other affiliates of the Corporation may offer and sell such securities in the course of their business as broker-dealers. BT Alex. Brown and such other affiliates may act as principal or agent in such transactions. This Prospectus and the applicable Prospectus Supplement may be used by BT Alex. Brown and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

               The date of this Prospectus is September 29, 1997.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the Commission's office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such material can be inspected at the office of the New York Stock Exchange, Inc., and the office of the American Stock Exchange, Inc. on which certain securities of the Corporation are listed. This Prospectus does not contain all of the information set forth in the registration statement of which this Prospectus is a part (the "Registration Statement"), which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation hereby incorporates by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act;

    (b) The Corporation's Quarterly Reports on Form 10-Q (file number 1-5920) for the quarters ended March 31 and June 30, 1997, filed pursuant to
  Section 13 of the Exchange Act;

    (c) The Corporation's Current Reports on Form 8-K (file number 1-5920) filed on January 23, March 14 (as amended by the Form 8-K/A filed on June
  18), April 7, April 17, May 1, June 13, July 17 (as amended by the Form 8-K/A filed on July 18), August 20, September 4, September 9 and September 12, 1997 pursuant to Section 13 of the Exchange Act; and

    (d) The description of the Corporation's Common Stock and associated Preferred Share Purchase Rights set forth in Registration Statements on Form 8-A (file number 1-5920), filed pursuant to Section 12 of the Exchange Act.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests should be mailed to the Office of the Secretary, Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006. Telephone requests may be directed to (212) 250-2201.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                               ----------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                       BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At June 30, 1997, the Corporation had consolidated total assets of $131.6 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers also provides a broad range of financial advisory services to its clients and engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities loaned and securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

RECENT DEVELOPMENTS

  On September 1, 1997, the Corporation acquired Alex. Brown Incorporated ("ABI"), the parent of Alex. Brown & Sons Incorporated ("Alex. Brown"). The acquisition was effected by the merger of ABI with and into a wholly owned subsidiary of the Corporation, which subsidiary was then renamed BT Alex. Brown Holdings Incorporated ("BT Alex. Brown Holdings"). The Corporation contributed all the stock of BT Securities Corporation ("BT Securities"), the Corporation's existing broker-dealer subsidiary, to BT Alex. Brown Holdings, which as a result became the immediate parent of BT Securities. At the same time, Alex. Brown was merged into BT Securities, which was then renamed "BT Alex. Brown Incorporated." As a result of these transactions, BT Alex. Brown is a direct wholly owned subsidiary of BT Alex. Brown Holdings and an indirect wholly owned subsidiary of the Corporation, and combines the operations of BT Securities with those of Alex. Brown. Because the merger was accounted for as a pooling-of-interests, the Corporation's audited year-end 1996 historical financial information and its unaudited first and second quarter 1997 historical consolidated financial information has been restated to reflect the merger. This restated supplemental financial information is set forth in the Corporation's Current Report on Form 8-K filed on September 9, 1997.

SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                     SIX MONTHS
                                            YEAR ENDED DECEMBER 31,    ENDED
                                            ------------------------  JUNE 30,
                                            1992 1993 1994 1995 1996    1997
                                            ---- ---- ---- ---- ---- ----------
   Excluding Interest on Deposits.......... 1.48 1.77 1.32 1.12 1.27    1.34
   Including Interest on Deposits.......... 1.31 1.53 1.24 1.09 1.20    1.24

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
 AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                     SIX MONTHS
                                            YEAR ENDED DECEMBER 31,    ENDED
                                            ------------------------  JUNE 30,
                                            1992 1993 1994 1995 1996    1997
                                            ---- ---- ---- ---- ---- ----------
   Excluding Interest on Deposits.......... 1.45 1.75 1.30 1.09 1.24    1.32
   Including Interest on Deposits.......... 1.29 1.51 1.23 1.07 1.18    1.22

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's subsidiaries. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

                       DESCRIPTION OF OFFERED SECURITIES

DESCRIPTION OF DEBT SECURITIES

  Senior Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of November 1, 1991, between the Corporation and The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as Trustee (the "Senior Trustee"), as amended (as so amended and as further amended from time to time, the "Senior Indenture"). Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of April 1, 1992, between the

Corporation and Marine Midland Bank (formerly Marine Midland Bank, N.A.) as Trustee (the "Subordinated Trustee"), as amended (as so amended and as further amended from time to time, the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case refers to all debt securities issued or issuable, as the case may be, under the Indentures, and "Debt Securities" refers to the debt securities covered by this Prospectus and any accompanying Prospectus Supplement.

  The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. The Debt Securities may be offered alone or with other Offered Securities.

 General

  Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities that may be issued thereunder.

  Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of the Debt Securities; (4) the percentage of their principal amount at which the Debt Securities will be issued; (5) the date on which the Debt Securities will mature; (6) whether the Debt Securities will bear interest and, if so, the rate or rates per annum or the method for determining the rate or rates at which the Debt Securities will bear interest; (7) any index, security, commodity, group of securities or commodities or formula used to determine the amount of principal of, or premium, if any, and interest, if any, on, the Debt Securities; (8) the time or times at which any such principal, premium or interest will be payable; (9) any provisions relating to optional or mandatory redemption of the Debt Securities; (10) the denominations in which the Debt Securities are authorized to be issued; (11) the place or places at which, the period or periods within which, the price or prices at which and the terms and conditions, if any, upon which the Debt Securities may be exchanged for or converted into other securities of the Corporation, including other Debt Securities, Series Preferred Stock and Common Stock; (12) the currency or units of two or more currencies in which the Debt Securities are denominated, if other than U.S. dollars, and the currency or units of two or more currencies in which interest is payable if other than the currency or unit of two or more currencies in which the Debt Securities are denominated; (13) the place or places at which the Corporation will make payments of principal, premium, if any, and interest, if any, and the method of such payment; (14) whether the Debt Securities will be issued, in whole or in part, in the form of one or more Global Securities (as hereinafter defined) and, in such case, the depository for such Global Security or Global Securities; (15) the person to whom any Debt Security of such series will be payable, if other than the person in whose name that Debt Security (or one or more Predecessor Securities (as defined in the applicable Indenture)) is registered at the close of business on the Regular Record Date (as defined in the applicable Indenture) for such interest; (16) the extent to which, or the manner in which, any interest payable on a Global Security on an Interest Payment Date (as defined in the applicable Indenture) will be paid; (17) any additional covenants and Events of Default (as defined in the applicable Indenture) and the remedies with respect thereto not set forth in the applicable Indenture; and (18) any other specific terms of the Debt Securities.

 Subordination

  Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Debt Securities will be subject to the subordination provisions set forth in the Subordinated Indenture and described below.

  The payment of the principal of, and premium, if any, and interest, if any, on, the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). In certain events of insolvency, the payment of the principal of, and premium, if any, and interest, if any, on, the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. No payments on account of principal of, or premium, if any, or interest, if any, on, the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding is pending with respect to any such default.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who hold obligations other than Senior Indebtedness and the Subordinated Debt Securities may recover less in respect of such obligations, ratably, than holders of Senior Indebtedness and may recover more in respect of such obligations, ratably, than the holders of the Subordinated Debt Securities. By reason of the obligation of the holders of the Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness (as defined below) that are not required to pay over Excess Proceeds may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the holders of Subordinated Debt Securities.

  "Senior Indebtedness" means, unless otherwise specified in the applicable Prospectus Supplement, the principal of, and premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Corporation under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on, (a) all indebtedness for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be subordinate in right of payment to, or to rank pari passu in right of payment with, the Subordinated Debt Securities or any other obligation that ranks pari passu in right of payment with the Subordinated Debt Securities, or is identified in a Board Resolution (as defined in the Subordinated Indenture) or any indenture supplemental to the Subordinated Indenture as being subordinate in right of payment to, or as ranking pari passu in right of payment with, the Subordinated Debt Securities or any other obligation that ranks pari passu in right of payment with the Subordinated Debt Securities, and (b) any deferrals, renewals or extensions of any such indebtedness for money borrowed; provided, however, that Senior Indebtedness does not include (i) any obligations on account of Existing Subordinated Indebtedness or (ii) any obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness. The term "indebtedness for money borrowed," when used with respect to the Corporation, is defined to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  "Existing Subordinated Indebtedness" means, unless otherwise specified in the applicable Prospectus Supplement, the Corporation's Executive Convertible Subordinated Debentures due 1997-2003, Zero Coupon Subordinated Yen Notes due 1998-2004, Subordinated Money Market Capital Notes, Series A, B and C due June 1999, 9.20% Subordinated Capital Notes due July 15, 1999, 9.50% Subordinated Debentures due June 14, 2000, 5 3/4% Convertible Subordinated Debentures due 2001, 9.40% Subordinated Debentures due March 1, 2001, 9.00% Subordinated Debentures due August 1, 2001, 7.50% Subordinated Debentures due January 15, 2002, 8 1/8% Subordinated Notes due 2002, 8 1/8% Subordinated Debentures due May 15, 2002, 7 1/8% Subordinated Debentures due July 31, 2002, Subordinated Floating Rate Notes due 2002, 7.25% Subordinated Debentures due January 15, 2003, Subordinated Constant Maturity Treasury Floating Rate Debentures due 2003, Subordinated LIBOR/CMT Floating Rate Debentures due 2003, Floating Rate Subordinated Notes due 2004, 8 1/4% Subordinated Notes due 2005, Subordinated Floating Rate Notes due 2005, Subordinated Yen Loan due 2005, 7 1/8% Subordinated Notes due March 15, 2006, 6% Subordinated Notes due October 2008, 7 3/8% Subordinated Notes due 2008, 7 1/8% Subordinated Notes due 2010, 7 1/2% Subordinated Notes due 2010, 7 1/4% Subordinated Notes due October 15, 2011, 7.75% Subordinated Notes due May 1, 2012, 7.15% Subordinated Notes due August 14, 2012, 7 1/2% Subordinated Notes due November 15, 2015, 6 1/8% Convertible Capital Securities due June 2033 and 6.00% Convertible Capital Securities due August 2033.

  "Other Financial Obligations" means, unless otherwise specified in the applicable Prospectus Supplement, all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts, and (iii) in the case of both (i) and
(ii) above, other similar financial instruments other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking pari passu in right of payment with or subordinate to the Subordinated Debt Securities. "Entitled Persons" means any person who is entitled to payment pursuant to the terms of Other Financial Obligations.

  The Corporation's obligations under the Subordinated Debt Securities will rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

  As of June 30, 1997, Senior Indebtedness and Other Financial Obligations of the Corporation aggregated approximately $16.2 billion.

  The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness and Other Financial Obligations, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of the Corporation, including obligations of the Corporation in respect of Senior Indebtedness and Other Financial Obligations.

 Form, Exchange, Registration and Transfer

  Debt Securities of a series may be issuable in certificated or global form. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar (as defined in the applicable Indenture), or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed Bankers as Security Registrar with respect to both the Senior Debt Securities and the Subordinated Debt Securities. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment (as defined in the applicable Indenture) for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Corporation will not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

 Payment and Paying Agents

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, on any Debt Security will be made only against surrender to the Paying Agent (as defined in the applicable Indenture) in respect of such Debt Security. Unless otherwise indicated in the applicable Prospectus Supplement, principal of, and premium, if any, and interest, if any, on, Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register (as defined in the applicable Indenture) with respect to such Debt Securities. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office (as defined in the applicable Indenture) of Bankers in The City of New York will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Corporation for the Debt Securities of any series will be named in the applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities.

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of, or premium, if any, or interest, if any, on, any Debt Security of any series and that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Corporation and the holder of such Debt Security must thereafter look only to the Corporation for payment of such amounts.

 Modification of the Indentures

  Each Indenture contains provisions that permit the Corporation and the applicable Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the debt securities that are affected by the modification, to modify the particular Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture. However, no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any such debt security, (b) reduce the principal amount of, or premium, if any, or rate of interest, if any, on, any such debt security, (c) reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any such debt security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security, or (f) reduce the percentage in principal amount of debt securities of any series then Outstanding (as defined in such Indenture), the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

 Events of Default

  Senior Debt Securities. An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as being: default for 30 days in payment of any interest on Senior Debt Securities of such series; default in payment of principal of, or premium, if any, on, Senior Debt Securities of such series; default for 30 days in payment of any mandatory sinking fund payment required by the Senior Debt Securities of such series; default for 90 days after notice in performance of any other covenant in the Senior Debt Securities of such series or in the Senior Indenture; or certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of such series then Outstanding may declare the principal of all such Senior Debt Securities to be due and payable immediately. The Corporation is required to furnish to the Senior Trustee annually a statement as to the performance by the Corporation of its obligations under the Senior Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Senior Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, or premium, if any, or interest, if any, on, such Senior Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Senior Debt Securities of such series then Outstanding. The Senior Trustee may withhold notice to the holders of the Senior Debt Securities of any series of any continuing default (except in the payment of the principal of, or premium, if any, or interest, if any, on, any Senior Debt Securities of such series or in the payment of any sinking or purchase fund installment) if the Senior Trustee considers it in the interest of the holders of such series of Senior Debt Securities to do so.

  Subordinated Debt Securities. An Event of Default with respect to Subordinated Debt Securities of any series is defined in the Subordinated Indenture as being certain events involving a bankruptcy, insolvency or reorganization of the Corporation. If an Event of Default with respect to Subordinated Debt Securities of any series occurs and is continuing, the Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding may declare the principal of such Subordinated Debt Securities to be due and payable immediately. The Corporation is required to furnish to the Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the Subordinated Indenture and as to any default in such performance. Under certain circumstances, any declaration of acceleration with respect to Subordinated Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of, or premium, if any, or interest, if any, on, such Subordinated Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding. The Subordinated Trustee may withhold notice to the holders of the Subordinated Debt Securities of any series of any continuing default (except in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of such series or in the payment of any sinking or purchase fund installment) if the Subordinated Trustee considers it in the interest of the holders of such series of Subordinated Debt Securities to do so.

  The Subordinated Indenture does not provide for any right of acceleration of the payment of the principal of a series of Subordinated Debt Securities upon a default in the payment of principal, premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the Subordinated Debt Securities of the particular series or in the Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, the holder of a Subordinated Debt Security (or the Subordinated Trustee on behalf of the holders of all of the series of Subordinated Debt Securities affected) may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest, if any.

 Consolidation, Merger, Sale or Conveyance

  The Corporation has covenanted in the Indentures that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation unless the Corporation is the continuing corporation, or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Corporation under any Outstanding Debt Securities and the respective Indentures and the Corporation or such successor corporation is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any of the covenants or conditions of the respective Indentures. The Indentures do not contain any other covenant that restricts the Corporation's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions that would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of the Corporation.

 Title

  The Corporation, the applicable Trustee and any agent of the Corporation or the applicable Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

 Replacement of Debt Securities

  Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities that are destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the applicable Trustee of evidence of such destruction, loss or theft satisfactory to the Corporation and the applicable Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the applicable Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

 Governing Law

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

 Information Concerning the Trustees

  Subject to the provisions of the applicable Indenture relating to its duties, neither Trustee will be under any obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of Debt Securities issued thereunder unless such holders have offered reasonable indemnity to such Trustee. Subject to such provision for indemnification, the holders of a majority in principal amount of the debt securities then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under the applicable Indenture, or exercising any trust or power conferred on such Trustee.

  Senior Trustee. Bankers serves as trustee under various indentures for The Chase Manhattan Corporation, parent company of the Senior Trustee. The Senior Trustee also serves as trustee under another indenture with the Corporation relating to other issues of its debt securities. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Senior Trustee.

  Subordinated Trustee. Bankers serves as trustee under various indentures for affiliates of the Subordinated Trustee. In addition, the Corporation and Bankers have other relationships arising in the ordinary course of business with the Subordinated Trustee.

DESCRIPTION OF COMMON STOCK

  The statements under this caption are brief summaries of certain provisions contained in the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the By-Laws of the Corporation (the "By-Laws"), and the Rights Agreement, dated as of February 22, 1988 (the "Rights Agreement"), between the Corporation and Harris Trust Company of New York, as Rights Agent, as successor to Morgan Shareholders Services Trust Company, do not purport to be complete, and are qualified in their entirety by reference to the Certificate of Incorporation, the By-Laws and the Rights Agreement, copies of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. The Common Stock may be offered alone or with other Offered Securities.

 The Common Stock

  Subject to the rights of holders of the Corporation's preferred stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation out of any funds legally available therefor, and are entitled upon liquidation, dissolution or winding up, after claims of creditors, to receive pro rata the net assets of the Corporation. The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except to the extent that the Board of Directors provides voting rights with respect to any series of preferred stock.

  Holders of shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining fewer than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. The Common Stock does not have any sinking fund, conversion or redemption provisions and does not carry preemptive rights.

  Harris Trust Company of New York is the Transfer Agent and Registrar of the Common Stock of the Corporation. The Common Stock is listed on the New York Stock Exchange and The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited.

 Preferred Share Purchase Rights

  On February 16, 1988, the Board of Directors of the Corporation declared a dividend distribution of one Preferred Share Purchase Right (a "Right") for each share of Common Stock held, payable February 26, 1988 to shareholders of record on that date. Rights also automatically attach to each share of Common Stock issued after February 26, 1988. The Rights are issued pursuant to the Rights Agreement.

  Each Right entitles the record holder to purchase from the Corporation a 1/100th interest in a share of the Corporation's Series C Junior Participating Preferred Stock at an exercise price of $140, subject to certain adjustments. The Rights will not be exercisable or transferable apart from the Common Stock until the tenth day after either a public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Stock or the announcement or commencement of a tender offer for 20% or more of the Common Stock. If the Corporation is acquired or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will have the right to receive, upon exercise at the then current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right. If any person becomes an Acquiring Person (as defined in the Rights Agreement) (unless such person first acquires 20% or more of the outstanding Common Stock by a purchase pursuant to a tender offer for all of the Common Stock for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding Common Stock), each holder of a Right other than Rights beneficially owned by the Acquiring Person (which will be void) will have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right. The Rights will expire on February 26, 1998, but may be redeemed for $0.01 per Right at any time before a person or group acquires the beneficial ownership of 20% or more of the Common Stock. Until a Right is exercised, the holder has no rights as a shareholder of the Corporation.

  After the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock, or a 1/100th interest in a share of Series C Junior Participating Preferred Stock (or a share of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

  If issued, each share of Series C Junior Participating Preferred Stock will be entitled, subject to adjustment, to (i) a quarterly dividend of the greater of $1 per share or 100 times the quarterly dividend declared on each share of Common Stock, (ii) in the event of liquidation, dissolution or winding up, a preferential liquidation payment of the greater of $100 per share or 100 times the liquidation payment made per share of Common Stock, and (iii) 100 votes per share voting together with the holders of the Corporation's Common Stock on all matters.

  Under certain conditions, the Rights will also be redeemed in connection with an acquisition of all of the Corporation's Common Stock for cash in a transaction approved by the Corporation's shareholders. Subject to certain specified conditions, a special meeting of the Corporation's shareholders to vote on such a transaction will be called upon the request of a potential acquiror.

DESCRIPTION OF SERIES PREFERRED STOCK

  The Corporation is authorized to issue up to 10,000,000 shares of Series Preferred Stock. All shares of Series Preferred Stock, irrespective of series, constitute one and the same class. See "Description of the Corporation's Capital Stock" below. The following description of the terms of the Series Preferred Stock sets forth certain general terms and provisions of the Series Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Series Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in the applicable Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  The statements under this caption are brief summaries of certain provisions contained in the Certificate of Incorporation, the By-Laws and the certificate of amendment to the Certificate of Incorporation relating to a particular series of Series Preferred Stock (a "Certificate of Amendment"), do not purport to be complete, and are qualified in their entirety by reference to the Certificate of Incorporation and the By-Laws, copies of which are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part, and the applicable Certificate of Amendment, which will be filed by the Corporation as an exhibit to the Registration Statement at or about the time of the sale of the applicable series of Series Preferred Stock. The Preferred Stock may be offered alone or with other Offered Securities.

 General

  Upon issuance, the Series Preferred Stock has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation and such other rights, preferences and limitations as may be fixed by the Board of Directors. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, with respect to each series of Series Preferred Stock also will be fixed by the Board of Directors.

  The Board of Directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the Series Preferred Stock. The terms of a particular series of Series Preferred Stock may differ, among other things, in
(1) the number of shares that constitute such series, (2) the dividend rate (or the method of calculation) on the shares of such series, and whether such dividends are cumulative, (3) whether or not the shares of the series shall be redeemable and the terms thereof, (4) whether or not the shares of the series shall be convertible into, or exchangeable for, Common Stock or other Series Preferred Stock of the Corporation and the terms thereof, (5) the amount per share payable on the shares of the series in case of liquidation, dissolution or winding up of the Corporation, (6) the terms of voting rights, if any, of shares of the series, and (7) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series. Unless otherwise specifically set forth in the applicable Prospectus Supplement, all shares of Series Preferred Stock shall be of equal rank, preference and priority as to dividends; when the stated dividends on any series are not paid in full, the shares of all series of the Series Preferred Stock will share ratably in any dividend payment that is made; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all Series Preferred Stock, then such assets are to be distributed among the holders ratably.

  As described under "--Description of Depositary Shares" below, the Corporation may, at its option, elect to offer Depositary Shares evidenced by Depositary Receipts (as defined below), each representing a fraction (to be specified in the applicable Prospectus Supplement) of a share of the particular series of Series Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Series Preferred Stock.

 Dividend Rights

  The holders of the Series Preferred Stock will be entitled to receive, but only when, as and if declared by the Board of Directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the Prospectus Supplement relating to a particular series of Series Preferred Stock, and no more (each date of such payment, a "Dividend Payment Date"). Such rate may be fixed or variable, as set forth in the applicable Prospectus Supplement. Each such dividend will be payable to the holders of record of the shares of such series as they appear on the stock books of the Corporation (or, if applicable, the records of the Depositary referred to below under "--Description of Depositary Shares") on such record dates as are fixed by the Board of Directors of the Corporation or a duly authorized committee thereof. Unless otherwise specified in the applicable Prospectus Supplement, dividends payable on any series of Series Preferred Stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360-day year, and for a period of a full quarter will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the applicable Prospectus Supplement, such dividends will be payable from, and will be cumulative from, the date of original issue of each share, so that if in the period between any two Dividend Payment Dates (a "dividend period") dividends at the rate or rates as described in the applicable Prospectus Supplement are not declared and paid or set apart for payment on all outstanding shares of Series Preferred Stock for such dividend period and all preceding dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency must be declared and fully paid or set apart for payment, but without interest, before any dividends may be declared or paid or set apart for payment on the Common Stock. The cutting-off of dividends on Common Stock until the arrearages have been paid or provided for, as outlined above, and such rights, if any, to vote for the election of directors as may be set forth in the applicable Prospectus Supplement, will be the only consequences of the failure to declare or pay dividends on the Series Preferred Stock. After payment in full of all dividend arrearages on the Series Preferred Stock, dividends on the Common Stock may be declared and paid out of funds legally available for that purpose as the Board of Directors may determine.

  Each series of Series Preferred Stock will be entitled to dividends as described in the applicable Prospectus Supplement. Different series of Series Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

 Optional Redemption

  The Corporation may, at its option, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem one or more series of Series Preferred Stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable Prospectus Supplement.

  Any optional redemption by the Corporation will be made only with the approval of the appropriate bank regulatory authorities unless at the time of redemption such approval is not required. At the date of this Prospectus, the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") require that the optional redemption of any series of Series Preferred Stock, if such series is to be treated as tier 1 capital of the Corporation, be subject to the prior approval of the Federal Reserve Board.

  If less than all the outstanding shares of a series of Series Preferred Stock are to be redeemed, the selection of the shares to be redeemed will be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or by any other method that the Board of Directors may determine to be equitable, unless otherwise specified in the applicable Prospectus Supplement. From and after the redemption date (unless default is made by the Corporation in providing for the payment of the redemption price), dividends will cease to accrue on the shares of Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) will cease.

  At the option of the Corporation, shares of Series Preferred Stock redeemed or otherwise acquired by the Corporation may be restored to the status of authorized but unissued shares of Series Preferred Stock.

 Conversion or Exchange

  The holders of shares of any series of Series Preferred Stock will have such rights, if any, to convert such shares into, or to exchange such shares for, cash, shares of Common Stock or shares of any other series of Series Preferred Stock of the Corporation, as may be set forth in the applicable Prospectus Supplement.

 Voting Rights

  Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Series Preferred Stock will not be entitled to vote. Each share of any series of Series Preferred Stock will generally be entitled to one vote on matters on which holders of such series are entitled to vote, irrespective of such series' aggregate stated value, liquidation preference or initial offering price. However, as more fully described under "--Description of Depositary Shares" below, if the Corporation elects to issue Depositary Shares representing a fraction of a share of a series of Series Preferred Stock, each such Depositary Share will, in effect, be entitled to the same fraction of a vote, rather than a full vote, per Depositary Share.

  Unless otherwise specified in the applicable Prospectus Supplement, so long as any shares of any series of Series Preferred Stock remain outstanding, the Corporation may not amend the Certificate of Incorporation so as to adversely affect or subordinate the rights of the Series Preferred Stock without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series Preferred Stock. However, unless otherwise specified in the applicable Prospectus Supplement, if any such adverse alteration affects the rights of only a single series of Series Preferred Stock, then the alteration may be effected only with the vote or consent of at least a majority of the outstanding shares of such series of Series Preferred Stock. An increase in the authorized amount of the Series Preferred Stock and/or the creation and issuance of other series of Series Preferred Stock or serial preferred stock in accordance with the Certificate of Incorporation will not be, or be deemed to be, an adverse alteration.

  The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series Preferred Stock of each affected series.

  Under regulations adopted by the Federal Reserve Board, if the holders of any series of Series Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities," and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended (the "BHC Act"). In addition, at such time (i) any bank holding company may be required to obtain the approval of the Federal Reserve Board under the BHC Act, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain the approval of the Federal Reserve Board under the International Banking Act of 1978, as amended, to acquire or retain 5% or more of any series of Series Preferred Stock and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire 10% or more of such series of Series Preferred Stock.

 Liquidation Rights

  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series Preferred Stock will have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of such amounts as are set forth in the applicable Prospectus Supplement and, after such payment, the holders of such series of Series Preferred Stock will be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof are insufficient to make the full liquidating payment on such series of Series Preferred Stock and liquidating payments on any other outstanding Series Preferred Stock (including accrued and unpaid dividends, if any), then such assets and proceeds will be distributed among the holders of such series of Series Preferred Stock and any other outstanding series of Series Preferred Stock, ratably in accordance with the respective amounts that would be payable on all Series Preferred Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation will not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

 Miscellaneous

  Harris Trust Company of New York will serve as transfer agent, dividend disbursing agent and registrar for the Series Preferred Stock. The holders of Series Preferred Stock will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of the Corporation. When issued and paid for as described in this Prospectus and the applicable Prospectus Supplement, the Series Preferred Stock will be fully paid and nonassessable. The Certificate of Amendment setting forth the provisions of each series of Series Preferred Stock will become effective after the date of this Prospectus but at or before issuance of the related series of Series Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

 General

  The Corporation may, at its option, elect to offer fractional shares of Series Preferred Stock, rather than full shares of Series Preferred Stock. If this option is exercised, the Corporation will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the applicable Prospectus Supplement) of a share of a particular series of Series Preferred Stock as described below.

  The shares of any series of Series Preferred Stock represented by Depositary Shares will be deposited under a deposit agreement (each, a "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation, having its principal office in the United States (each, a "Depositary"). Subject to the terms of the applicable Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Series Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

  The statements under this caption are brief summaries of certain provisions contained in the form of Deposit Agreement relating to a particular series of Depositary Shares, do not purport to be complete, and are qualified in their entirety by reference to the form of Deposit Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the actual Deposit Agreement relating to such series of Depositary Shares, which will be filed by the Corporation as an exhibit to the Registration Statement at or about the time of the sale of the applicable series of Depositary Shares. The Depositary Shares may be offered alone or with other Offered Securities.

 Form

  The Depositary Shares relating to any series of Series Preferred Stock will be evidenced by receipts (the "Depositary Receipts") issued pursuant to the applicable Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Series Preferred Stock in accordance with the terms of the offering described in the applicable Prospectus Supplement.

  Pending the preparation of any definitive engraved or printed Depositary Receipts relating to any series of Series Preferred Stock, the applicable Depositary may, upon the written order of the Corporation, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) such definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

 Dividends and Other Distributions

  The applicable Depositary will distribute all cash dividends or other cash distributions received in respect of the series of Series Preferred Stock represented by any series of Depositary Shares to the record holders of such Depositary Shares in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the applicable Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

 Withdrawal of Stock

  Upon surrender of Depositary Receipts at the corporate trust office of the applicable Depositary (unless the applicable Depositary Shares have previously been called for redemption as described below), the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office to or upon such holder's order, of the number of whole shares of the related series of Series Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Series Preferred Stock on the basis set forth in the applicable Prospectus Supplement, but holders of such whole shares of such Series Preferred Stock will not thereafter be entitled to receive Depositary Shares in exchange therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Series Preferred Stock to be withdrawn, the applicable Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

 Redemption of Depositary Shares

  If a series of Series Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the applicable Depositary upon the redemption, in whole or in part, of such series of Series Preferred Stock held by such Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Series Preferred Stock. Whenever the Corporation redeems shares of Series Preferred Stock held by a Depositary, such Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of the related series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, unless otherwise specified in the applicable Prospectus Supplement, the Depositary Shares to be redeemed will be selected by lot or pro rata or by any other method as may be determined by the Depositary to be equitable.

 Voting the Series Preferred Stock

  Upon receipt of notice of any meeting at which the holders of the Series Preferred Stock are entitled to vote, the applicable Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Series Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Series Preferred Stock) will be entitled to instruct such Depositary as to the exercise of the voting rights pertaining to the amount of the Series Preferred Stock represented by such holder's Depositary Shares. The applicable Depositary will endeavor, insofar as practicable, to vote the amount of the Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action that may be deemed necessary by such Depositary in order to enable such Depositary to do so. The applicable Depositary will abstain from voting shares of the Series Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Series Preferred Stock.

 Amendment and Termination of the Deposit Agreement

  The form of Depositary Receipt evidencing Depositary Shares and any provision of the applicable Deposit Agreement may at any time be amended by agreement between the Corporation and the applicable Depositary. However, unless otherwise specified in the applicable Prospectus Supplement, any amendment that materially and adversely alters the rights of the holders of Depositary Shares issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. A Deposit Agreement may be terminated by the Corporation or the applicable Depositary only if (i) all outstanding Depositary Shares under such Deposit Agreement have been redeemed or (ii) there has been a final distribution in respect of the related series of Series Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Receipts.

 Charges of Depositary

  The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will also pay charges of the applicable Depositary in connection with the initial deposit of the related series of Series Preferred Stock, any redemption of such Series Preferred Stock at the option of the Corporation, and any withdrawals of Series Preferred Stock by the holders of Depositary Shares. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the applicable Deposit Agreement to be for their accounts.

 Resignation and Removal of Depositary

  A Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove a Depositary, and any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 Miscellaneous

  Each Depositary will forward to the holders of the applicable series of Depositary Shares all reports and communications from the Corporation that are delivered to such Depositary as the holder of the applicable series of Series Preferred Stock.

  Neither a Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the applicable Deposit Agreement. The obligations of the Corporation and the Depositary under each Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Series Preferred Stock unless satisfactory indemnity is furnished. They may rely on written advice of counsel or accountants, or information provided by persons presenting Series Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent, and on documents believed to be genuine.

                             BOOK-ENTRY SECURITIES

  The Offered Securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Offered Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of any series of Offered Securities that are issued in global form. No person that acquires an interest in such Offered Securities will be entitled to receive a certificate representing such person's interest in such Offered Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Offered Securities are issued under the limited circumstances described herein, all references to actions by holders of Offered Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Offered Securities.

  DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law and a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or Depositary or by the Corporation as registered holders of the Offered Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or the terms of the Offered Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Offered Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Offered Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

  Because DTC can act only on behalf of Participants, which in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Offered Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Securities, may be limited due to the absence of physical certificates for such Offered Securities.

  DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Offered Securities under the applicable Indenture or Deposit Agreement or the terms of the Offered Securities only at the direction of one or more Participants to whose accounts with DTC such Offered Securities are credited.

  A Global Security will be exchangeable for the relevant definitive Offered Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Corporation determines that such Global Security shall be so exchangeable or
(iii) in the case of Debt Securities, an Event of Default has occurred and is continuing with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive Offered Securities registered in such names as DTC directs.

  Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability of definitive Offered Securities. Upon surrender by DTC of the Global Security representing the Offered Securities and delivery of instructions for re-registration, the applicable Trustee or Depositary or the applicable registrar, as the case may be, will reissue the Offered Securities as definitive Offered Securities, and thereafter such Trustee, Depositary or registrar will recognize the holders of such definitive Offered Securities as registered holders of Offered Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or the terms of the Offered Securities, as the case may be.

  Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Offered Securities of any series unless such beneficial interest is in an amount equal to an authorized denomination for such Offered Securities.

                             UNITED STATES TAXATION

  Certain special United States federal income tax considerations may be applicable to the Offered Securities. If Debt Securities are issued at an original issue discount or any such tax considerations are material to investors, the applicable Prospectus Supplement will describe the tax considerations and a tax opinion will be filed with the Commission. Prospective purchasers of Offered Securities are urged to consult their own tax advisors prior to any acquisition of such Offered Securities.

                             FOREIGN CURRENCY RISKS

GENERAL

  Debt Securities of a series may be denominated in or linked to such foreign currencies or units of two or more currencies as may be designated by the Corporation at the time of offering ("Foreign Currency Securities").

  ADDITIONAL FACTORS MAY BE SET FORTH IN CONNECTION WITH A SPECIFIC FOREIGN CURRENCY SECURITY IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

  Unless otherwise indicated in the applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country that issues the Specified Currency (as defined below) in which such Foreign Currency Security is denominated. The information set forth below and in any applicable Prospectus Supplement is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of, premium, if any, and interest, if any, on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities may entail significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks may include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Corporation at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies, over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and many foreign currencies or currency units have been highly volatile and such volatility may be expected in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of the fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would generally result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

  Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed noncommunist nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Debt Securities that are denominated in or linked to a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. Unless otherwise specified in the applicable Prospectus Supplement, there will be no adjustment or change in the terms of the Foreign Currency Securities if exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity. Even if there are no exchange controls in effect with respect to a Specified Currency, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Foreign Currency Security's maturity due to other circumstances beyond the control of the Corporation.

EUROPEAN MONETARY UNION

  Under Article 109G of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty contemplates that European monetary union will occur in three stages, the second of which began on January 1, 1994 with the entry into force of the Treaty. The Treaty provides that, at the start of the third stage of European monetary union, the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right. In contemplation of that third stage, the European Council meeting in Madrid on December 16, 1995 decided that the name of that currency will be the Euro and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of Notes payable in ECU and other currencies that will be replaced by the Euro will be payable in the Euro at the rate then established pursuant to the Treaty.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date on which judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                 DESCRIPTION OF THE CORPORATION'S CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  The Corporation is authorized to issue 300,000,000 shares of Common Stock and 10,000,000 shares of Series Preferred Stock. Neither the Common Stock nor the Series Preferred Stock has preemptive rights. Each share of Common Stock has attached to it one Right issued pursuant to the Rights Agreement. Each Right entitles the holder of a share of Common Stock to acquire a 1/100th interest in a share of the Corporation's Series C Junior Participating Preferred Stock, as described under "Description of Offered Securities-- Description of Common Stock--Preferred Share Purchase Rights" above.

  At the Annual Meeting of the Corporation on April 17, 1990, shareholders voted in favor of an amendment to the Certificate of Incorporation increasing the number of shares of authorized preferred stock from 10,000,000 to 20,000,000 by creating a new class of serial preferred stock, without par value, with 10,000,000 authorized shares. This proposed amendment would not give the holders of serial preferred stock preemptive rights.

  As of June 30, 1997 (after adjustment to reflect the acquisition of ABI), approximately 98,778,102 shares of Common Stock and 1,303,902 shares of Series Preferred Stock were issued and outstanding, and approximately 45,460,029 shares of Common Stock were reserved for issuance under various plans and agreements.

  The Common Stock and the Series Preferred Stock are more fully described under "Description of Offered Securities--Description of Common Stock" and "Description of Offered Securities--Description of Series Preferred Stock" above.

OUTSTANDING SERIES PREFERRED STOCK

  Fixed/Adjustable Rate Cumulative Preferred Stock, Series J. On October 28, 1992, the Corporation issued 447,225 shares of the Corporation's Fixed/Adjustable Rate Cumulative Preferred Stock, Series J ($100 Liquidation Preference) (the "Series J Preferred Stock"). Dividends on the Series J Preferred Stock are cumulative. If dividends payable on the Series J Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series J Preferred Stock, voting together as a single class with holders of shares of any other Series Preferred Stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears have been declared and paid or set apart for payment in full. In the event of liquidation, dissolution or winding up of the Corporation, the holders of the Series J Preferred Stock are entitled to receive a distribution of $100 per share, plus, in each case, accrued and unpaid dividends to the date of final distribution.

  Prior to December 1, 1997, shares of Series J Preferred Stock are redeemable at the option of the Corporation at a redemption price per share of $103.00 and thereafter at $100 per share. The redemption price set forth above with respect to Series J Preferred Stock will be increased, in each case, by the amount of accrued and unpaid dividends thereon to the date fixed for redemption.

  The dividend rate on the Series J Preferred Stock for each dividend period to December 1, 1997 is 7 3/8% per annum. Thereafter, dividends on the Series J Preferred Stock will be established quarterly at a rate per annum equal to the sum of (i) the amount determined by applying the effective rate (as defined below) in effect from time to time and (ii) the amount (not to exceed $0.50 per share) by which the regular quarterly cash dividend per share, if any, declared on the Common Stock during the immediately preceding dividend period exceeds the last regular quarterly cash dividend per share actually paid by the Corporation on the Common Stock prior to September 1, 1997. The "effective rate" for any dividend period will be equal to .25% over the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, each as defined in the Certificate of Incorporation, determined for the dividend period. The effective rate for any dividend period, however, will not be less than 7% per annum nor greater than 15% per annum. Under certain circumstances, the amount of dividends payable or accrued in respect of shares of the Series J Preferred Stock will be adjusted to take account of certain amendments to the Internal Revenue Code of 1986, as amended. In no event will the dividends payable on the Series J Preferred Stock exceed 17% per annum.

  7 5/8% Cumulative Preferred Stock, Series O. On June 2, 1993, the Corporation issued $150 million of 7 5/8% Convertible Capital Securities due June 2033. These debt securities are subordinated and can be redeemed in whole, but not in part, on or after June 1, 1998 at par, plus accrued and unpaid interest to the redemption date. The Corporation, at its option, may reset at any time the interest rate of the 7 5/8% Convertible Capital Securities to a rate of 6 1/8% per annum. The Corporation opted to reset the interest rate to 6 1/8% per annum, effective March 1, 1995. Holders have the right, at any time prior to redemption or maturity, to convert the debt securities into depositary shares, at $25 per share, each representing a one-tenth interest in a share of the Corporation's 7 5/8% Cumulative Preferred Stock, Series O (Liquidation Preference $250 per share) (the "Series O Preferred Stock").

  On June 30, 1997, approximately 5,934,749 depositary receipts had been issued each evidencing a depositary share representing a one-tenth interest in a share of the Series O Preferred Stock. The aggregate liquidation preference of the shares represented by such depositary shares on such date was approximately $148,368,725.

  Dividends on the Series O Preferred Stock are cumulative and payable quarterly on each March 1, June 1, September 1 and December 1, commencing with the first such date succeeding original issuance. If dividends payable on the Series O Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series O Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series O Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series O Preferred Stock will be entitled to receive a distribution of $250 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. Shares of the Series O Preferred Stock are redeemable at the Corporation's option, in whole or in part, at any time at a redemption price of $300 per share on or before June 1, 1998 and thereafter at $250 per share, plus, in each case, accrued and unpaid dividends to the redemption date.

  7.50% Cumulative Preferred Stock, Series P. On August 19, 1993, the Corporation issued $100 million of 7.50% Convertible Capital Securities due August 2033. These debt securities are subordinated and can be redeemed, in whole but not in part, on or after August 15, 1998 at par, plus accrued and unpaid interest to the redemption date. The Corporation, at its option, may reset at any time the interest rate on the 7.50% Convertible Capital Securities to a rate of 6.00% per annum. The Corporation opted to reset the interest rate to 6.00% per annum, effective May 15, 1995. Holders have the right, at any time prior to redemption or maturity, to convert the debt securities into depositary shares, at $25 per share, each representing a one-fortieth interest in a share of the Corporation's 7.50% Cumulative Preferred Stock, Series P (Liquidation Preference $1,000 per share) (the "Series P Preferred Stock").

  On June 30, 1997, approximately 3,957,883 depositary receipts had been issued each evidencing a depositary share representing a one-fortieth interest in a share of the Series P Preferred Stock. The aggregate liquidation preference of the shares represented by such depositary shares on such date was approximately $98,947,075.

  Dividends on the Series P Preferred Stock are cumulative and payable quarterly on each February 15, May 15, August 15 and November 15, commencing with the first such date succeeding original issuance. If dividends payable on the Series P Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series P Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series P Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series P Preferred Stock will be entitled to receive a distribution of $1,000 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. Shares of Series P Preferred Stock are redeemable at the Corporation's option, in whole or in part, at any time at a redemption price of $1,200 per share on or before August 15, 1998 and thereafter at $1,000 per share, plus, in each case, accrued and unpaid dividends to the redemption date.

  Adjustable Rate Cumulative Preferred Stock, Series Q. On March 28, 1994, the Corporation issued 80,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series Q ($2,500 liquidation preference) (the "Series Q Preferred Stock"). The dividend rate on the Series Q Preferred Stock is equal to 85% of the Effective Rate (as defined below) in effect from time to time, but in no event less than 4 1/2% or more than 10 1/2% per annum. The "Effective Rate" for the Series Q Preferred Stock for each quarterly dividend period is the highest of the "Treasury Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such dividend period. If dividends payable on the Series Q Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series Q Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series Q Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series Q Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series Q Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after March 1, 1999. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

  Adjustable Rate Cumulative Preferred Stock, Series R. On August 22, 1994, the Corporation issued 60,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series R ($2,500 liquidation preference) (the "Series R Preferred Stock"). The dividend rate on the Series R Preferred Stock is equal to 84.5% of the Effective Rate (as defined below) in effect from time to time, but in no event less than 4 1/2% or more than 10 1/2% per annum. The "Effective Rate" for the Series R Preferred Stock for each quarterly dividend period is the highest of the "Treasury Bill Rate," the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such dividend period. If dividends payable on the Series R Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series R Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series R Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series R Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series R Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after September 1, 1999. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

  7 3/4% Cumulative Preferred Stock, Series S. On June 30, 1995, the Corporation issued 50,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series S ($2,500 liquidation preference) (the "Series S Preferred Stock"). If dividends payable on the Series S Preferred Stock are in arrears in an amount equivalent to dividends for six full dividend periods, the number of directors of the Corporation will be increased by two and the holders of the outstanding Series S Preferred Stock, voting together as a single class with holders of shares of any other series of series preferred stock then outstanding upon which like voting rights have been conferred and are then exercisable, will be entitled to elect two additional directors until all dividends in arrears on the Series S Preferred Stock have been declared and paid or set apart for payment in full. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Series S Preferred Stock will be entitled to receive a distribution of $2,500 per share plus, in each case, an amount equal to accrued and unpaid dividends to the date of final distribution. The Series S Preferred Stock is redeemable at the option of the Corporation, in whole or in part, at any time or from time to time on or after June 1, 2000. The redemption price payable by the Corporation in respect of any such redemption will be $2,500 per share plus accrued and unpaid dividends to the redemption date.

SERIAL PREFERRED STOCK

  The proposed amendment relating to the serial preferred stock would authorize 10,000,000 shares, which would have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, and such other rights, preferences and limitations as may be fixed by the Board of Directors. The serial preferred stock, upon issuance, would rank on a parity with the Series Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation. Dividend provisions, liquidation preferences, voting rights, if any, sinking fund and redemption provisions, if any, and conversion and exchange provisions, if any, would be fixed by the Board of Directors. There are currently no outstanding shares of serial preferred stock. The Board of Directors has determined not to cause the proposed amendment authorizing the serial preferred stock to be filed at this time.

                         VALIDITY OF OFFERED SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, the validity of the Offered Securities to which this Prospectus relates will be passed upon for the Corporation by Gordon S. Calder, Jr., Esq., a Managing Director and Counsel of Bankers, and for any underwriters or agents by White & Case, New York, New York. White & Case performs services for the Corporation from time to time. Mr. Calder has an interest in a number of shares equal to less than .02% of the Corporation's outstanding Common Stock.

                                    EXPERTS

  The combination of the Corporation and its subsidiaries and ABI and its subsidiaries as reflected in the supplemental consolidated balance sheet as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the Corporation's Current Report on Form 8-K filed on September 9, 1997, has been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report dated September 5, 1997 thereon and incorporated herein by reference. The historical consolidated financial statements of the Corporation and its subsidiaries included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, prior to their restatement for the pooling-of-interests with ABI described in "Bankers Trust New York Corporation--Recent Developments" above, have been audited by Ernst & Young LLP, independent auditors, as stated in their report dated January 23, 1997, except for Note 28 as to which the date is March 6, 1997, incorporated herein by reference. The consolidated statements of financial condition of ABI and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the Corporation's Current Report on Form 8-K filed on September 4, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report dated January 20, 1997, thereon and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon the respective reports given upon the authority of such firms as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

  The Corporation may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may, from time to time, authorize firms acting as the Corporation's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters and agents may be deemed to have received compensation from the Corporation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they act as agent. Underwriters and agents may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from such underwriters or agents and may receive commissions (which may be changed from time to time) from purchasers for whom they act as agent.

  Any underwriting compensation paid by the Corporation to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each series of Offered Securities, except Common Stock, will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

  BT Alex. Brown, a wholly owned subsidiary of the Corporation which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), may participate in distributions of the Offered Securities. The offer and sale of the Offered Securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

  Any market making activities of BT Alex. Brown with respect to the Offered Securities will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the NASD. Following the initial distribution of the Offered Securities, BT Alex. Brown and other affiliates of the Corporation may offer and sell such Offered Securities in the course of their business as broker-dealers. BT Alex. Brown and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by BT Alex. Brown and such other affiliates in connection with such transactions, and such sales, if any, will be made at varying prices relating to prevailing market prices at the time of sale or otherwise. Neither BT Alex. Brown nor such other affiliates are obligated to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

  During and after the offering, the underwriters or agents may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Offered Securities sold in the offering for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCOR-PORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH IN-FORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICA-TION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Bankers Trust New York Corporation.........................................  S-3
Description of Notes.......................................................  S-3
Multi-Currency Notes....................................................... S-24
United States Taxation..................................................... S-26
Supplemental Plan of Distribution.......................................... S-34

                                   PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Bankers Trust New York Corporation.........................................    4
Use of Proceeds............................................................    5
Description of Offered Securities..........................................    5
Book-Entry Securities......................................................   19
United States Taxation.....................................................   21
Foreign Currency Risks.....................................................   21
Description of the Corporation's Capital Stock.............................   23
Validity of Offered Securities.............................................   26
Experts....................................................................   26
Plan of Distribution.......................................................   27

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              U.S.$2,000,000,000

                       [LOGO]BANKERS TRUST
                             NEW YORK CORPORATION

                      SENIOR MEDIUM-TERM NOTES, SERIES A
                   SUBORDINATED MEDIUM-TERM NOTES, SERIES A

                               -----------------

                             PROSPECTUS SUPPLEMENT
                                October 1, 1997

                               -----------------


                                LEHMAN BROTHERS
                                BT ALEX. BROWN
                             GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                          MORGAN STANLEY DEAN WITTER
                             SALOMON BROTHERS INC
                               SMITH BARNEY INC.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------